Exhibit 24

OptimizeRx Corporation 400 Water Street Suite 200 Rochester, MI 48307

OPTIMIZERX CORPORATION
POWER OF ATTORNEY

Know by all these presents, that the undersigned hereby constitutes and appoints each of Marion Odence-Ford and Edward Stelmakh, individually, with the full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of OptimizeRx Corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder;

2.	do and complete any and all acts for and on behalf the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority;

3.	take any other action of type whatsoever in connection with the foregoing which, in the opinion of such attorney- in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such each such attorney-in-fact, individually, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th of June, 2022.

/s/ Lynn O’Connor Vos
Signature

Lynn O’Connor Vos
Print Name